Exhibit 99.1

ADTRAN, INC.

REPORTS RESULTS for the THIRD QUARTER 2015 and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—October 13, 2015—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2015. For the quarter, sales were $158,078,000 compared to $160,138,000 for the second quarter of 2015. Net income was $7,067,000 compared to $2,544,000 for the second quarter of 2015. Earnings per share, assuming dilution, were $0.14 compared to $0.05 for the second quarter of 2015. Non-GAAP earnings per share were $0.19 compared to $0.10 for the second quarter of 2015. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our U.S. revenue in the quarter was up over 20% compared to the same period last year, driven by a substantial increase in broadband sales. Operating income was slightly better than expected driven by improved gross margin and lower operating expenses. Looking ahead, we continue to see signs that momentum is building for 2016 as CAF and competitive pressures refocus carriers’ investment in broadband access infrastructure.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2015. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 29, 2015. The ex-dividend date is October 27, 2015 and the payment date is November 12, 2015.

The Company confirmed that its third quarter conference call will be held Wednesday, October 14, 2015 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2014 and on Form 10-Q for the quarter ended June 30, 2015. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Michael Foliano Senior Vice President & Interim CFO 256-963-8885	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$83,687	$73,439
Short-term investments	42,081	46,919
Accounts receivable, net	86,176	88,502
Other receivables	20,858	33,295
Inventory	100,705	86,710
Prepaid expenses	5,935	5,129
Deferred tax assets, net	17,517	17,095

Total Current Assets	356,959	351,089

Property, plant and equipment, net	73,656	74,828
Deferred tax assets, net	23,341	17,694
Goodwill	3,492	3,492
Other assets	9,893	10,942
Long-term investments	204,513	280,649

Total Assets	$671,854	$738,694

Liabilities and Stockholders’ Equity
Accounts payable	$69,372	$56,414
Unearned revenue	16,484	22,762
Accrued expenses	13,427	11,077
Accrued wages and benefits	14,842	13,855
Income tax payable, net	12,923	14,901

Total Current Liabilities	127,048	119,009

Non-current unearned revenue	8,685	10,948
Other non-current liabilities	29,680	30,924
Bonds payable	28,800	28,800

Total Liabilities	194,213	189,681
Stockholders’ Equity	477,641	549,013

Total Liabilities and Stockholders’ Equity	$671,854	$738,694

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Sales	$158,078	$162,892	$461,051	$486,025
Cost of sales	87,429	84,635	256,593	243,181

Gross Profit	70,649	78,257	204,458	242,844
Selling, general and administrative expenses	30,016	32,438	93,203	100,165
Research and development expenses	32,561	33,324	100,576	99,547

Operating Income	8,072	12,495	10,679	43,132
Interest and dividend income	839	992	2,680	3,340
Interest expense	(151)	(150)	(448)	(525)
Net realized investment gain	2,060	2,687	8,430	7,219
Other income (expense), net	52	(963)	(848)	(1,615)

Income before provision for income taxes	10,872	15,061	20,493	51,551
Provision for income taxes	(3,805)	(3,735)	(7,565)	(16,223)

Net Income	$7,067	$11,326	$12,928	$35,328

Weighted average shares outstanding - basic	49,862	54,521	51,682	55,552
Weighted average shares outstanding - diluted (1)	49,927	54,824	51,792	55,976

Earnings per common share - basic	$0.14	$0.21	$0.25	$0.64
Earnings per common share - diluted (1)	$0.14	$0.21	$0.25	$0.63

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income	$7,067	$11,326	$12,928	$35,328

Other Comprehensive Income (Loss), net of tax:

Unrealized losses on available-for-sale securities	(4,291)	(3,148)	(6,577)	(2,850)
Defined benefit plan adjustments	71	—	211	—
Foreign currency translation	(1,351)	(2,568)	(3,797)	(2,182)

Other Comprehensive Loss, net of tax	(5,571)	(5,716)	(10,163)	(5,032)

Comprehensive Income, net of tax	$1,496	$5,610	$2,765	$30,296

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$12,928	$35,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,765	11,127
Amortization of net premium on available-for-sale investments	2,085	3,363
Net realized gain on long-term investments	(8,430)	(7,219)
Net loss on disposal of property, plant and equipment	189	109
Stock-based compensation expense	4,788	6,296
Deferred income taxes	(2,332)	(122)
Tax benefit from stock option exercises	(40)	71
Excess tax benefits from stock-based compensation arrangements	38	(53)
Change in operating assets and liabilities:
Accounts receivable, net	843	(15,807)
Other receivables	10,532	(10,726)
Inventory	(14,945)	2,413
Prepaid expenses and other assets	(1,665)	(4,095)
Accounts payable	13,687	3,563
Accrued expenses and other liabilities	(3,996)	7,507
Income tax payable, net	(1,137)	9,265

Net cash provided by operating activities	23,310	41,020

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,843)	(8,162)
Proceeds from disposals of property, plant and equipment	122	1
Proceeds from sales and maturities of available-for-sale investments	189,728	187,013
Purchases of available-for-sale investments	(113,227)	(127,074)

Net cash provided by investing activities	68,780	51,778

Cash flows from financing activities:
Proceeds from stock option exercises	907	2,311
Purchases of treasury stock	(65,808)	(62,144)
Dividend payments	(13,989)	(15,060)
Payments on long-term debt	—	(16,500)
Excess tax benefits from stock-based compensation arrangements	(38)	53

Net cash used in financing activities	(78,928)	(91,340)

Net increase in cash and cash equivalents	13,162	1,458
Effect of exchange rate changes	(2,914)	(1,341)
Cash and cash equivalents, beginning of period	73,439	58,298

Cash and cash equivalents, end of period	$83,687	$58,415

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$1,303	$598

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expenses were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Restructuring expense included in cost of sales	$9	$—	$107	$—

Selling, general and administrative expense	194	—	838	—
Research and development expense	712	—	2,095	—

Restructuring expense included in operating expenses	906	—	2,933	—

Total restructuring expense	915	—	3,040	—
Provision for income taxes	(357)	—	(1,186)	—

Total restructuring expense, net of tax	$558	$—	$1,854	$—

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2015 and 2014 for both transactions are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$191	$227	$643	$699

NSN BBA acquisition
Amortization of acquired intangible assets	231	287	701	884
Amortization of other purchase accounting adjustments	101	240	395	895
Acquisition related professional fees, travel and other expenses	20	24	61	89

Subtotal	352	551	1,157	1,868

Total acquisition related expenses, amortizations and adjustments	543	778	1,800	2,567
Provision for income taxes	(183)	(259)	(609)	(851)

Total acquisition related expenses, amortizations and adjustments, net of tax	$360	$519	$1,191	$1,716

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue (adjustments to deferred revenue recognized in the period)	$65	$105	$196	$528
Cost of goods sold	7	47	52	104

Subtotal	72	152	248	632

Selling, general and administrative expenses	23	31	74	110
Research and development expenses	448	595	1,478	1,825

Subtotal	471	626	1,552	1,935

Total acquisition related expenses, amortizations and adjustments	543	778	1,800	2,567
Provision for income taxes	(183)	(259)	(609)	(851)

Total acquisition related expenses, amortizations and adjustments, net of tax	$360	$519	$1,191	$1,716

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Stock-based compensation expense included in cost of sales	$59	$124	$202	$359

Selling, general and administrative expense	812	1,048	2,226	3,089
Research and development expense	803	975	2,360	2,848

Stock-based compensation expense included in operating expenses	1,615	2,023	4,586	5,937

Total stock-based compensation expense	1,674	2,147	4,788	6,296
Tax benefit for expense associated with non-qualified options	(218)	(298)	(620)	(878)

Total stock-based compensation expense, net of tax	$1,456	$1,849	$4,168	$5,418

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP earnings per common share – diluted	$0.14	$0.21	$0.25	$0.63

Restructuring expense	0.01	—	0.04	—
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.02	0.03
Stock-based compensation expense	0.03	0.03	0.08	0.10

Non-GAAP earnings per common share – diluted	$0.19	$0.25	$0.39	$0.76